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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT


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SUBSIDIARIES OF THE COMPANY:
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                                        PLACE OF                 PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                     INCORPORATION                     OWNED BY REGISTRANT
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
Beagen Street Corporation               Delaware                                          100
Flagg Bros. of Puerto Rico, Inc.        Delaware                                          100
GCO Properties, Inc.                    Tennessee                                         100
Genesco Brands, Inc.                    Delaware                                          100
Genesco Global, Inc.                    Delaware                                          100
Genesco Merger Company Inc.             Tennessee                                         100
Genesco Netherlands BV                  Netherlands                                       100
Genesco Virgin Islands                  Virgin Islands                                    100
Genesco World Apparel, Ltd.             Delaware                                          100
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